    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2000
                                                     Registration No. 333-______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ______________

                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ______________

                    North Carolina Natural Gas Corporation
            (Exact name of registrant as specified in its charter)

                            411 Fayetteville Street
                      Raleigh, North Carolina 27601-1748
                                (919) 546-6111
                  (Address, including zip code, and telephone
            number, including area code, of registrant's principal
                              executive offices)

           Delaware                                      56-0646235
    (State of incorporation)                (I.R.S. Employer Identification No.)

                                 Don K. Davis
                     President and Chief Executive Officer
                            411 Fayetteville Street
                      Raleigh, North Carolina 27601-1748
                                (919) 546-6111
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

      It is respectfully requested that the Commission send copies of all notices, orders and communications to:

     CHARLES R. MONROE, JR. ESQ.                       TIMOTHY S. GOETTEL, ESQ.                     RICHARD L. HARDEN, ESQ.
         ANDREW A. GERBER                                 Hunton & Williams                   Winthrop, Stimson, Putnam & Roberts
         Hunton & Williams                           421 Fayetteville Street Mall                  One Battery Park Plaza
   101 South Tryon Street, Suite 3500                Raleigh, North Carolina 27601              New York, New York 10004-1490
    Charlotte, North Carolina 28280                       (919) 899-3000                               (212) 858-1228
          (704) 378-4700


     Approximate date of commencement of proposed sale to the public: From time to time as market conditions warrant after the registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_________________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  Proposed Maximum       Proposed Maximum
          Title of Each Class                Amount to be          Offering Price            Aggregate              Amount of
    of Securities to be Registered            Registered              Per Unit            Offering Price        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
  Debt Securities.....................      $300,000,000 (1)            (2)            $300,000,000 (1) (2)        $79,200 (3)
------------------------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $300,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(2) The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

                               _________________

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to completion dated July 21, 2000


Prospectus

                                  [NCNG Logo]


                    North Carolina Natural Gas Corporation

                                 $300,000,000

                                Debt Securities


--------------------------------------------------------------------------------


         We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

--------------------------------------------------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------


                      This prospectus is dated ____, 2000

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. You should read this prospectus, including any documents that we have incorporated by reference, and the related exhibits filed with the SEC and any prospectus supplement together with additional information described below.

COMPANY AND ADDRESS

North Carolina Natural Gas Corporation is a public service corporation formed under the laws of Delaware in 1955 and is primarily engaged in the transmission, distribution and sale of natural gas in North Carolina. On July 15, 1999, we were acquired by Carolina Power & Light Company, or CP&L. CP&L recently converted to a holding company structure in which we became a wholly-owned subsidiary of a new holding company called CP&L Energy, Inc. Our merger with CP&L was accounted for using the purchase method of accounting and the effects of the merger are reflected in our financial data as of the merger date.

Our principal executive offices are located at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, telephone 919-546-6111.

RATIO OF EARNINGS TO FIXED
CHARGES

The following tables set forth our historical ratio of earnings to fixed charges for the periods indicated:

       For the Twelve Months Ended September 30
       ----------------------------------------
     1998       1997       1996          1995
     ----       ----       ----          ----

     5.14x      5.72x      5.32x         4.33x


                  For the Period From
                  -------------------
      October 1, 1998      |         July 15, 1999
      to July 14, 1999     |      to December 31, 1999
      ----------------     |      --------------------
                           |
           4.62x           |             1.80x


          For the Three Months Ended March 31
          -----------------------------------
            2000           |          1999
            ----           |          ----
                           |
           8.74x           |          9.54x

Because of the seasonal nature of our business, our results of operations and our ratios of earnings to fixed charges for the three-month periods ended March 31, 1999 and 2000 are not necessarily indicative of the results and ratios for the full year.

Assuming the issuance of $300 million aggregate principal amount of debt securities under this registration statement on January 1, 2000 at an average interest rate of 7.5% and subsequent repayment of all previously outstanding borrowings, our ratio of earnings to fixed charges at March 31, 2000 would have been 3.14x.

We define "earnings" as net income before income taxes plus fixed charges less allowances for funds used during construction. We define "fixed charges" as the sum of interest on long-term debt, other interest, and amortization of debt discount and expense.

APPLICATION OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds from the sale of the offered securities for one or more of the following:

 .    to finance our ongoing construction and maintenance program;

 .    to redeem, repurchase, repay, or retire outstanding indebtedness;

 .    to finance future acquisitions of other entities or their assets; and

 .    for other general corporate purposes.

We may temporarily invest any proceeds that are not immediately applied in U.S. government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by U.S. government or agency obligations, or we may deposit the proceeds with banks.


WHERE YOU CAN FIND MORE
INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's Web site at http://www.sec.gov or through our Web site at http://www.ncng.com or CP&L's Web site at http://www.cplc.com. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The SEC's public reference room in Washington is located at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

We incorporate by reference our Form 10 for the registration of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, dated July 21, 2000.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities being registered.

You may request a copy of these filings at no cost, by writing or calling the following address:

     Robert F. Drennan, Jr., Manager
     Investor Relations and
     Funds Management
     Treasury Department
     Carolina Power & Light Company
     411 Fayetteville Street
     Raleigh, North Carolina 27601-1748
     Telephone: (919) 546-7474

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                        DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms of the debt securities offered through this prospectus. When we offer to sell a particular series, we will describe the specific terms of that series in a prospectus supplement. The securities will be issued under one or more indentures for debt securities, the selected provisions of which we have summarized below. Each indenture under which we issues securities will be independent of each other indenture unless otherwise stated in a prospectus supplement. The summary is not complete. The form of indenture, which includes provisions that are applicable to any subordinated debt securities that we may issue, is filed as an exhibit to this registration statement. You should read the form of indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the form of indenture so that you can easily locate these provisions.


General

     The debt securities offered by this prospectus will be our direct unsecured general obligations. We may issue one or more new series of debt securities under one or more indentures between us and a trustee whom we will name. The information that we are providing you in this prospectus concerning the indenture and related documents is only a summary of the information provided in those documents. You should consult the debt securities themselves, the indenture, any supplemental indentures and other related documents for more complete information on the debt securities. These documents appear as exhibits to the registration statement of which this prospectus is a part, or will appear as exhibits to a Current Report on Form 8-K, which we will file later, and which will be incorporated by reference into this prospectus.

     The prospectus supplement applicable to a particular series of debt securities may state that a particular series of debt securities will be subordinated obligations of our company. In the following discussion, we will refer to any of these subordinated obligations as the subordinated debt securities. Unless the applicable prospectus supplement provides otherwise, we will use a separate indenture for any subordinated debt securities that we may issue.

     You should consult the prospectus supplement relating to any particular series of debt securities for the following information:

     .    the title of the debt securities;

     . any limit on aggregate principal amount of the debt securities or the series of which they are a part;

     . the date on which the principal of the debt securities will be payable;

     . the rate, including the method of determination if applicable, at which the debt securities will bear interest, if any; and

            - the period or periods during which such rate or rates shall be applicable;

            -  the date from which any interest will accrue;

            -  the dates on which we will pay interest; and

            - the record date for any interest payable on any interest payment date;

     .    the place where

            - the principal of, premium, if any, and interest on the debt securities will be payable;

            -  you may register transfer of the debt securities;

            -  you may exchange the debt securities;

            - you may serve notices and demands upon us regarding the debt securities;

     . the security registrar for the debt securities and whether the principal of the debt securities is payable without presentment or surrender of them;

     . the terms and conditions upon which we may elect to redeem any debt securities;

     . the terms and conditions upon which the debt securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption provisions, or at the holder's option, including any applicable exceptions to notice requirements;

     .    the denominations in which we may issue debt securities;

     . the manner in which we will determine any amounts payable on the debt securities that are to be determined with reference to an index or other fact or event ascertainable outside the indenture;

     . the currency, if other than United States currency, in which payments on the debt securities will be payable;

     . the terms according to which elections can be made by us or the holder regarding payments on the debt securities in currency other than the currency in which the debt securities are stated to be payable;

     . the portion of the principal amount of the debt securities payable upon declaration of acceleration of their maturity;

     . if payments are to be made on the debt securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

     . the terms applicable to any rights to convert debt securities into or exchange them for other of our securities or those of any other entity;

     . if we issue debt securities of the series, in whole or in part, as global securities,

        - the terms upon which and circumstances under which global securities may be exchanged for certificated debt securities;

        - the depositary for the global securities; and

        - the form of any legend to be borne by the global securities;

     .  whether we are issuing the debt securities as bearer securities;

     . any limitations on transfer or exchange of debt securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

     . any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the debt securities;

     .  any credit enhancement applicable to the debt securities;

     . any addition to the events of default applicable to any debt securities and any additions to our covenants for the benefit of the holders of the debt securities; and

     . any other terms of the debt securities not in conflict with the provisions of the indenture.

For more information, see Section 301 of the indenture.

     Debt securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to debt securities sold at an original issue discount or denominated in a currency other than dollars.

     Unless the applicable prospectus supplement states otherwise, the covenants contained in the indenture will not afford holders of debt securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

     The applicable prospectus supplement may provide that a series of debt securities will be subordinated debt securities, subordinate and junior in right of payment to all of our senior indebtedness, as defined below. The indenture under which these securities will be issued is referred to as the subordinated debt security indenture.

     No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the subordinated debt securities may be made if

     .    any senior indebtedness is not paid when due,

     . any applicable grace period with respect to default in payment of any senior indebtedness has ended, and the default has not been cured or waived, or

     . the maturity of any senior indebtedness has been accelerated because of a default.

     Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on all outstanding senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to payment. For more information, see Section 1502 of the subordinated debt security indenture. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions applicable to senior indebtedness until all amounts owing on the subordinated debt securities are paid in full. For more information, see Section 1504 of the subordinated debt security indenture.

     As defined in the subordinated debt security indenture, the term "senior indebtedness" means

     . obligations (other than non-recourse obligations and the indebtedness issued under the subordinated debt security indenture) of, or guaranteed or assumed by, us

          - for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the subordinated debt securities); or

          - for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

     . indebtedness evidenced by bonds, debentures, notes or other similar instruments.

     In the case of any such indebtedness or obligations, senior indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the subordinated debt security indenture or subsequently incurred by us.

     The subordinated debt security indenture does not limit the aggregate amount of senior indebtedness that we may issue.

Form, Exchange and Transfer

     Unless the applicable prospectus supplement states otherwise, we will issue debt securities only in fully registered form without coupons and in denominations of $1,000 and integral multiplies of that amount. For more information, see Sections 201 and 302 of the indenture.

     Holders may present debt securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the indenture.

     The applicable prospectus supplement will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any debt securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the debt securities of each series. For more information, see Section 602 of the indenture.

     We will not be required to

     . issue, register the transfer of, or exchange any debt securities or any tranche of any debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities called for redemption and ending at the close of business on the day of mailing; or

     . register the transfer of, or exchange any debt securities selected for redemption except the unredeemed portion of any debt securities being partially redeemed.

For more information, see Section 305 of the indenture.

Payment and Paying Agents

     Unless the applicable prospectus supplement states otherwise, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the indenture.

     Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on debt securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the debt security trustee in New York City will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the debt securities of a particular series. For more information, see Section 602 of the indenture.

     All money we pay to a paying agent for the payment of the principal and any premium or interest on any debt security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that debt security may look only to us for these payments. For more information, see Section 603 of the indenture.

Redemption

     You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of debt securities. Except for the provisions in the applicable prospectus supplement regarding debt securities redeemable at the holder's option, debt securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the debt securities of a series, or any tranche of a series, are to be redeemed, the debt securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the indenture.


     A notice of redemption we provide may state:

     . that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the debt securities; and

     . that if the money has not been received, the notice will be ineffective and we will not be required to redeem the debt securities.

For more information, see Section 404 of the indenture.

Consolidation, Merger and Sale of Assets

     We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

     . the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets

            - is organized and validly existing under the laws of any domestic jurisdiction; and

            - expressly assumes our obligations on the debt securities and under the indenture;

     . immediately after the transaction becomes effective, no event of default, and no event that would become an event of default, shall have occurred and be continuing; and

     . we will have delivered to the debt security trustee an officer's certificate and opinion of counsel as provided in the indenture.

For more information, see Section 1101 of the indenture.

Events of Default

     "Event of default" under the indenture with respect to debt securities of any series means any of the following:

     . failure to pay any interest due on debt securities of that series within 30 days;

     . failure to pay principal or premium when due on any debt security of that series;

     . breach of or failure to perform any other covenant or warranty in the indenture with respect to debt securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the debt security trustee, or we and the debt security trustee receive notice from the holders of at least 33% in principal amount of the debt securities of that series outstanding under the indenture according to the provisions of the indenture;

     .    certain events of bankruptcy, insolvency or reorganization; and

     . any other event of default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the indenture.

          An event of default with respect to a particular series of debt securities does not necessarily constitute an event of default with respect to the debt securities of any other series issued under the indenture.

          If an event of default with respect to a particular series of debt securities occurs and is continuing, either the debt security trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If the debt securities of that series are discount securities or similar debt securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of debt securities, including all events of default relating to bankruptcy, insolvency, or reorganization, the debt security trustee or the holders of at least 33% in principal amount of the outstanding debt securities of all series, considered together, may declare an acceleration of the amount payable.

          The applicable prospectus supplement may provide, with respect to a series of debt securities to which a credit enhancement is applicable, that the provider of such credit enhancement may, if a default has occurred and is continuing with respect to such series, have all the rights with respect to remedies that would otherwise have been exercisable by the holders of debt securities of that series.

          At any time after a declaration of acceleration with respect to the debt securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if

     . we have paid or deposited with the debt security trustee a sum sufficient to pay

          - all overdue interest on all debt securities of the particular series;

          - the principal of and any premium on any debt securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the debt securities;

          - interest upon overdue interest at the rate prescribed in the debt securities, to the extent payment is lawful; and

          -    all amounts due to the debt security trustee under the indenture;
               and

     . any other event of default with respect to the debt securities of the particular series, other than the failure to pay the principal of the debt securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the indenture.

For more information, see Section 802 of the indenture.

     The indenture includes provisions as to the duties of the debt security trustee in case an event of default occurs and is continuing. Consistent with these provisions, the debt security trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders, unless those holders have offered to the debt security trustee reasonable indemnity. For more information, see Section 903 of the indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the debt security trustee, or exercising any trust or power conferred on the debt security trustee, with respect to the debt securities of that series. For more information, see Section 812 of the indenture.

     No holder of debt securities may institute any proceeding regarding the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless

     . the holder has previously given to the debt security trustee written notice of a continuing event of default of that particular series;

     . the holders of a majority in principal amount of the outstanding debt securities of all series with respect to which an event of default is continuing have made a written request to the debt security trustee, and have offered reasonable indemnity to the debt security trustee, to institute the proceeding as trustee; and

     . the debt security trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the indenture.

     The preceding limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on the debt securities on or after the applicable due date stated in the debt securities. For more information, see Section 808 of the indenture.

     We must furnish annually to the debt security trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under the indenture. Our compliance is to be determined without regard to any grace period or notice requirement under the indenture. For more information, see Section 606 of the indenture.

Modification and Waiver

     We and the debt security trustee, without the consent of the holders of the debt securities, may enter into one or more supplemental indentures for any of the following purposes:

     . to evidence the assumption by any permitted successor of our covenants in the indenture and the debt securities;

     . to add one or more covenants or other provisions for the benefit of the holders of outstanding debt securities or to surrender any right or power conferred upon us by the indenture;

     .    to add any additional events of default;

     . to change or eliminate any provision of the indenture or add any new provision to it, but if this action will adversely affect the interests of the holders of any particular series of debt securities in any material respect, the action will become effective with respect to that series only when there are no debt securities of that series remaining outstanding under the indenture;

     .    to provide collateral security for the debt securities;

     . to establish the form or terms of debt securities according to the provisions of the indenture;

     . evidence the acceptance of appointment of a successor debt security trustee under the indenture with respect to one or more series of the debt securities and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the trusts under the indenture by more than one trustee;

     . to provide for the procedures required to permit the use of a noncertificated system of registration for any series of debt securities;

     .    to change any place where

          - the principal of and any premium and interest on any debt securities is payable,

          - any debt securities may be surrendered for registration of transfer or exchange; or

          - notices and demands to or upon us regarding debt securities and the indenture may be served; or

     . to cure any ambiguity or inconsistency, but only changes or additions that will not adversely affect the interests of the holders of debt securities of any series in any material respect.

For more information, see Section 1201 of the indenture.

     The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive

     . compliance by us with certain provisions of the indenture (see Section 607 of the indenture); and

     . any past default under the indenture, except a default in the payment of principal, premium, or interest, and certain covenants and provisions of the indenture that cannot be modified or amended without consent of the holder of each outstanding debt security of the series affected (see Section 813 of the indenture).

     The Trust Indenture Act of 1939 may be amended after the date of the indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the debt security trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the indenture.

     Except as provided in this paragraph, the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities, considered as one class, is required to change in any manner the indenture pursuant to one or more supplemental indentures. If less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series directly affected, considered as one class, will be required. Furthermore, if the debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification

     . may not, without the consent of the holder of each outstanding debt security affected

            - change the maturity of the principal of, or any installment of principal of or interest on, any debt securities;

            - reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

            - reduce any premium payable upon the redemption of the debt securities;

            - reduce the amount of the principal of any debt security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

            - change the currency or other property in which a debt security or premium or interest on a debt security is payable; or

            - impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any debt securities;

     . may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding debt security of each series or tranche affected; and

     . may not modify provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, or any tranche of a series, without the consent of the holder of each outstanding debt security affected.

     A supplemental indenture will be deemed not to affect the rights under the indenture of the holders of any series or tranche of the debt securities if the supplemental indenture

          - changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of one or more other particular series of debt securities or tranches thereof; or

          - modifies the rights of the holders of debt securities of any other series or tranches with respect to any ovenant or other provision.

For more information, see Section 1202 of the indenture.

     If we solicit from holders of the debt securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding debt securities have authorized the action. For that purpose, the outstanding debt securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the debt security trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the indenture.

Defeasance

     Unless the applicable prospectus supplement provides otherwise, any debt security, or portion of the principal amount of a debt security, will be deemed to have been paid for purposes of the indenture, and, at our election, our entire indebtedness in respect of the debt security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the debt security trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the debt securities or portions thereof. For more information, see Section 701 of the indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation of Debt Security Trustee

     The debt security trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding debt securities delivered to the debt security trustee and us. No resignation or removal of the debt security trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a debt security trustee appointed by an action of the holders, if we have delivered to the debt security trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the indenture, the debt security trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the indenture. For more information, see Section 910 of the indenture.

Notices

     We will give notices to holders of debt securities by mail to their addresses as they appear in the security register. For more information, see
Section 106 of the indenture.

Title

     The debt security trustee and its agents, and we and our agents, may treat the person in whose name a debt security is registered as the absolute owner of that debt security, whether or not that debt security may be overdue, for the purpose of making payment and for all other purposes. For more information, see
Section 308 of the indenture.

Governing Law

     The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York. For more information, see
Section 112 of the indenture.

                               GLOBAL SECURITIES

     We may issue some or all of the debt securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

     As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security

     . will not be entitled to have the global security or any securities represented by it registered in their names;

     . will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

     . will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

     We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called "participants" for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by

     .    the depositary, with respect to participants' interests; or

     . any participant, with respect to interests of persons held by the participants on their behalf.

     Payments by participants to owners of beneficial interests held through such participants will be the responsibility of such participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

     .    North Carolina Natural Gas Corporation;

     .    the trustee under any indenture; or

     .    any agent of any of the above.

     The indenture provides that if:

     . the depositary gives notice to us that it is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, or

     . the depositary ceases to be eligible under the Indenture and a successor depositary is not appointed by us within 90 days, or

     . we decide to discontinue use of the system of book-entry transfers through the depositary or its successor,

the global securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount in authorized denominations. The depositary will provide to the trustee the name or names in which the trustee is to register these definitive notes.

                             PLAN OF DISTRIBUTION

     We may sell the securities in any of three ways:

     .    through underwriters or dealers;

     . directly through a limited number of institutional purchasers or to a single purchaser; or

     .    through agents.

     The applicable prospectus supplement will set forth the terms under which the securities are offered, including

     .    the names of any underwriters, dealers or agents;

     .    the purchase price and the net proceeds to us from the sale;

     . any underwriting discounts and other items constituting underwriters' compensation;

     .    any initial public offering price; and

     .    any discounts or concessions allowed, re-allowed or paid to dealers.

     We or any underwriters or dealers may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

     If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless the applicable prospectus supplement states otherwise, the obligations of any underwriter to purchase the securities will be subject to certain conditions, and the underwriter will be obligated to purchase the securities, except that in certain cases involving a default by an underwriter, less than all of the securities may be purchased. If we sell securities through an agent, the applicable prospectus supplement will state the name and any commission payable by us to the agent. Unless the prospectus supplement states otherwise, any agent acting for us will be acting on a best efforts basis for the period of its appointment.

     The applicable prospectus supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions set forth in the prospectus supplement. Additionally, the prospectus supplement will set forth the commission payable for solicitation of these contracts.

     Agents and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                    EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference to our Form 10 for the Registration of Securities under the Securities Exchange Act of 1934 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                LEGAL OPINIONS

     Hunton & Williams of Charlotte and Raleigh, North Carolina, our outside counsel, will issue opinions about the legality of the offered securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, Winthrop, Stimson, Putnam & Roberts of New York, New York.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

                                                                     Estimated
                            Item                                       Total
                            ----                                       -----
     Securities and Exchange Commission registration fee.....     $   79,200
     Rating agencies' fees...................................        150,000
     Trustees' fees..........................................         30,000
     Counsels' fees..........................................        150,000
     Accountants' fees.......................................         75,000
     Printing and engraving..................................         20,000
     Blue Sky fees...........................................         20,000
     Miscellaneous...........................................         10,000
                                                                  ------------
        Total................................................     $  534,200

All amounts other than the registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

     Our amended and restated certificate of incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exemption from liability or limitation is not permitted under the Delaware General Corporation Law, as may be amended. Our certificate further provides that any amendment, modification or repeal of the foregoing provision shall not adversely affect any right or protection of a director for any act or omission occurring prior to the time of the amendment, modification or repeal.

     As permitted by the Delaware General Corporation Law, our certificate of incorporation and bylaws eliminate personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty except for:

     . any breach of the director's duty of loyalty to us or our shareholders,

     . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     . any transaction from which the director derived an improper personal benefit, or

     . any breach of fiduciary duty under Section 174 of the Delaware General Corporation Law, relating to unlawful dividends or distributions or stock repurchases or redemptions.

As a result of these provisions, we and our stockholders may be unable to obtain monetary damages from a director for breach of the duty of care.

     Our amended and restated bylaws provide for indemnification of our directors and officers to the extent permitted under the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, our bylaws provide for indemnification of our directors and officers against expenses, including attorneys' fees, judgments, money decrees, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     We have insurance covering expenditures we might incur in connection with the lawful indemnification of our directors and officers for their liabilities and expenses. Our officers and directors also have insurance that insures them against certain liabilities and expenses.

     Insofar as indemnification for liabilities under the Securities Act may be provided to our directors, officers or controlling persons under our certificate of incorporation, bylaws and the Delaware General Corporation Law, we are aware that it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is therefore unenforceable.

Item 16. Exhibits.

               1      -    Form of Underwriting Agreement for Debt Securities.
               4      -    Form of Indenture.
               5      -    Opinion of Hunton & Williams.
               12     -    Computation of Ratio of Earnings to Fixed Charges
                           (incorporated by reference to NCNG's Form 10 filed
                           July 21, 2000).
               23(a)  -    Consent of Arthur Andersen LLP.
               23(b)  -    Consent of Hunton & Williams (contained in Exhibit
                           5).
               24     -    Power of Attorney (contained on the signature page of
                           this registration statement).
               25     -    Form T-1 Statement of Eligibility under the Trust
                           Indenture Act of 1939 of the Trustee under the Indenture relating to Debt Securities (to be filed subsequent to effectiveness of this registration statement and incorporated by reference pursuant to a Report on Form 8-K).

Item 17. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection
                 (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or
                 Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to undertake to file an application for the purpose of determining the eligibility of the trustee under the indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
          Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 21st day of July 2000.


                                     NORTH CAROLINA NATURAL GAS CORPORATION


                                          /s/ Don K. Davis
                                          -------------------------------
                                          Don K. Davis
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Don K. Davis, Terrence D. Davis and Mary Lee Edmonds, and each of them severally, as their attorney-in-fact to sign in their name and on their behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                     Title                         Date
          ---------                     -----                         ----
  /s/ Don K. Davis                 President and Chief          July 21, 2000
  -----------------------------
              Don K. Davis              Executive
                                   Officer and Director

  /s/ Terrence D. Davis            Senior Vice President,       July 21, 2000
  -----------------------------
            Terrence D. Davis          Operations


  /s/ Mary Lee Edmonds             Business Operations          July 21, 2000
  -----------------------------
           Mary Lee Edmonds             Manager


  /s/ Marsha M. Lederer            Controller (and principal    July 21, 2000
  -----------------------------
          Marsha M. Lederer           accounting officer)


                                        Director                July __, 2000
  -----------------------------
        William Cavanaugh, III


  /s/ Robert B. McGehee                 Director                July 21, 2000
  -----------------------------
          Robert B. McGehee

  /s/ Tom D. Kilgore                    Director                July 21, 2000
  -----------------------------
            Tom D. Kilgore

  /s/William D. Johnson                 Director                July 21, 2000
  -----------------------------
          William D. Johnson

  /s/ Peter M. Scott, III               Director                July 21, 2000
  -----------------------------
          Peter M. Scott, III

                               INDEX TO EXHIBITS


Exhibit                                 Description
                                        -----------
Number
------

    1       -    Form of Underwriting Agreement for Debt Securities.
    4       -    Form of Indenture.
    5       -    Opinion of Hunton & Williams.
    12      -    Computation of Ratio of Earnings to Fixed Charges
                 (incorporated by reference to NCNG's Form 10 filed July 21,
                 2000).
    23(a)   -    Consent of Arthur Andersen LLP.
    23(b)   -    Consent of Hunton & Williams (contained in Exhibit 5).
    24      -    Power of Attorney (contained on the signature page of this registration statement).
    25      -    Form T-1 Statement of Eligibility under the Trust Indenture
                 Act of 1939 of the Trustee under the Indenture relating to Debt Securities (to be filed subsequent to effectiveness of this registration statement and incorporated by reference pursuant to a Report on Form 8-K).